ASSET PURCHASE AGREEMENT

This ASSET AND PURCHASE AGREEMENT (this “Agreement”), dated as of January 31, 2019 (the “Effective Date”), is between Seven Chakras LLC, a WA corporation located at 6020 Pacific Ave SE, Ste M, Lacey, WA 98503 (“Seller”), and Pure Health Products, LLC, a New York limited liability company (“Buyer”), and Canbiola, Inc., a Florida corporation (“CANB”) on the other hand.

RECITALS

A.

Buyer is a wholly owned subsidiary of CANB and in the business of manufacturing products containing cannabidiol (“CBD”).

B.

CANB’s common stock is publicly traded and quoted on OTC Markets’ QB marketplace (“OTCQB”).

C.

Seller has developed proprietary technology and methods (“Technology”) to infuse CBD into various consumer products including tinctures, salves, gels, bath products and related products (“Products”) and a web site, social media sites, mailing lists, and other marketing materials (the “Branding”).

D.

The Branding is comprised of (among other things) media and marketing materials and contacts that are used to promote and sell the Products.

E.

The Products are comprised of raw materials used in producing the finished products, packaging materials, shipping materials, labels, and other production materials and equipment.

F.

The Technology is the formulation and production methodology to combines the raw materials and components to produce the Products.

G.

Buyer desires to acquire from Seller, and Seller desires to license and sell to Buyer, the Products and Branding pursuant to the terms and conditions of this Agreement.

AGREEMENT

The parties agree as follows:

Article I.

TECHNOLOGY AND ASSET ACQUISITION

Section 1.01

Assets Purchased.  Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Technology, including all patents, formulations, know-how, trademarks, trade names, copyrights, service marks, all registrations for them, all applications pending for them, and all other proprietary rights and intangible property of Seller relating to the Technology, including trade secrets, inventions, technology, software, operating systems, customer lists, customer relationships, customer agreements, customer understandings, drawings, blueprints, know-how, formulae, slogans, processes, and operating rights and all other similar items such items used by Seller for the production of the Technology and Products, including all derivative works of the foregoing (the “Assets”).

Section 1.02

Liabilities. Buyer shall not assume any liabilities of Seller and the Assets will be free of all liabilities, obligations, liens, and encumbrances.

Section 1.03

Purchase Price. The purchase price for the Assets (the “Purchase Price”) will be as follows:

(a)

CANB shall issue 1,000,000 shares of its common stock (the “Shares”) to Buyer, and

(b)

Cash payment of $50,000 (fifty thousand dollars) for good will for the acquisition of the assets of the business as defined herein, and

(c)

For purchase of all of the Products, a one-time payment of $15,000, and

(d)

For purchase of certain laboratory equipment essential for making the Products, an agreed valuation not to exceed $1,000, and

(e)

A Consulting Employment Agreement with Tyler Krick for a 4-year agreement at a starting base compensation of $60,000 per annum.

Section 1.04

Closing. The closing of the Purchase of the Assets (“Closing”) will occur not later than January 31, 2019 (“Closing Date”) electronically or at such time and place as agreed to by the parties. At Closing, Seller shall deliver the Assets, including the exact formula and process for making and combining the raw materials and all documentation and written know-how relating to the Assets.

Section 1.05

License. Seller hereby grants to Buyer and CANB an exclusive, irrevocable license to use the Assets in the manufacture, promotion and sale of Products.

Section 1.06

Seller’s Assistance.  Upon Closing, Seller will provide Buyer and its employees with training for the blending, application and packaging of Products using the Technology.

Article II.

SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer and CANB as follows (which will be true as of Closing:

Section 2.01

Corporate Existence.  Seller is a corporation duly incorporated and legally existing under the laws of the state of Washington and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify.  Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate the Assets and to carry on its business as now conducted.

Section 2.02

Authorization.  Seller has duly authorized the execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Seller is a party, as the case may be.  This Agreement and the Related Agreements, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance.  The execution and delivery by Seller of this Agreement, and the fulfillment of and compliance with the respective terms hereof by Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract; (b) result in the creation of any lien, security interest, charge, or encumbrance on the Assets; (c) result in a violation of the operating agreement of Seller or any law, statute, rule, or regulation to which Seller is subject; or (d) result in a violation of any order, judgment, or decree to which Seller is subject; or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body.

Section 2.03

Brokers and Finders.  Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 2.04

Transfer Not Subject to Encumbrances or Third-Party Approval.  The execution and delivery of this Agreement by Seller, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

Section 2.05

Compliance with Codes and Regulations.  Seller has all licenses and permits required to legally manufacture the Product and has no knowledge, after reasonable investigation, that the Assets violate any provisions of any applicable local or state ordinances, orders, or regulations.

Section 2.06

Litigation.  No action, suit, proceeding, order, investigation, or claim is pending or, to the best of Seller’s knowledge, threatened against Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Seller’s knowledge, any governmental investigations or inquiries; and, to the best knowledge of Seller, no basis exists for any of the foregoing.

Section 2.07

Compliance with Laws.  To the best of Seller’s knowledge, (a) Seller has at all relevant times conducted its business in compliance with its articles of incorporation and bylaws, and is in compliance with the laws of the

State of Washington, and local ordinances and zoning laws; and (b) Seller is not in violation of the laws of the State of Washington or local ordinances and zoning laws.  Seller is not subject to any outstanding order, writ, injunction, decree, or judgment and Seller has not been charged with, or threatened with a charge of, a violation of any provision of federal, state, or local law or regulation.

Section 2.08

Title to and Condition of Assets.

(a)

Seller owns all the Assets free and clear of all liens, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind.

(b)

There are no defects or liabilities that might detract from the value of the Assets, interfere with any present or intended use of any of the Assets, or affect the marketability of the Assets.

(c)   Seller is not aware of any claim of infringement relating to the Assets.

Section 2.09

Investment.

(a)

The Seller understands that the Shares are a speculative investment and involves a risk of loss of Seller’s investment.

(b)

The Seller understands that the Shares are “restricted securities” and Seller may be unable to liquidate its investment in the Shares, however, should the Buyer file a registration statement at any time in the future, registering any common stock for any purpose, Sellers shall be entitled to “Piggy-Back” Registration rights to have any remaining Seller shares registered in that offering.

(c)

The Seller has the knowledge and experience in financial and business matters necessary to make Seller capable of evaluating the merits and risks of an investment in the Shares.

(d)

The Seller has had the opportunity to ask questions and receive answers concerning CANB and the terms and conditions of the issuance of the Shares, and to obtain any additional information deemed necessary by the Seller to evaluate the merits and risks of an investment in the Shares.  The Seller has obtained all the information it desires in connection with the Shares.

(e)

The Seller is acquiring the Shares solely for the Shareholders’ own account and not with a view to or for resale in connection with any distribution of the Shares.

(f)

The Seller is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

Section 2.10

Accuracy of Representations and Warranties.  None of the representations or warranties of Seller contain or will contain as of Closing any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

Article III.

REPRESENTATIONS OF BUYER

Buyer and CANB (“Buyer Parties”) represents and warrants to Seller as follows:

Section 3.01

Company Existence.  Buyer is a limited liability company duly organized and legally existing under the laws of the state of New York. CANB is a corporation duly organized and legally existing under the laws of the state of Florida.   Buyer Parties have all requisite corporate or individual power and authority to enter into this Agreement and to perform their obligations hereunder.

Section 3.02

Authorization.  The execution, delivery, and performance of this Agreement and the related agreements have been duly authorized and approved by the respective management of Buyer Parties.  This Agreement constitutes a valid and binding agreement of Buyer Parties, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors’ rights or by the application of general principles of equity.

Section 3.03

Brokers and Finders.  Buyer Parties have not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 3.04

No Conflict with Other Instruments or Agreements.  The execution, delivery, and performance by Buyer Parties of this Agreement will not result in a breach or violation of, or constitute a default under, Buyer Parties’ respective governing documents or any material agreement to which Buyer Parties are bound.

Section 3.05

Shares.  At Closing the Shares will be newly issued and validly authorized.

Section 3.06

Accuracy of Representations and Warranties.  None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Article IV.

COVENANTS OF SELLER

Section 4.01

Conditions and Best Efforts.  Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of its obligations under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement.

Section 4.02

Non-Competition and Non-Solicitation.  Seller understands that Buyer Parties will incur substantial costs, time and expense in establishing relationships and goodwill with various persons and businesses.  Seller acknowledges that this goodwill is the property of Buyer Parties.  Seller acknowledges that this section is necessary to protect investment and goodwill of Buyer Parties in their businesses and in these relationships.

(a)

Seller agrees for itself and its principals that they shall not in any way, from execution of this Agreement until the date two (2) years following the Closing, enter into any competing business or, directly or indirectly, own or participate in the ownership of a competing business, or market or sell any product or service related to the Assets, or pad production containing CBD. For purposes of this Agreement, the term “competing business” means any person, business, service provider, operation or other program that offers products or services similar to those offered by Buyer Parties.

(b)

Seller agrees not to solicit any third party for the purpose of creating any business relationship that competes with the business of Buyer, or the sale any products which compete with or are similar in purpose to the Products or contain CBD to any person, business or entity as of the date of closing.

Section 4.03

Potential Customers.  If Seller receives knowledge of a potential customer for the Products, it will not engage the potential customer directly and will promptly notify Buyer of such potential customer, and if the potential customer’s needs cannot be met for reasons of quality, price, volume, and delivery or similar issues, then Seller is clear and free to further engage Potential Customers at will for any reason with no colflict with Buyer.

Section 4.04

Press Releases.  No notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement will be made by Seller without Buyer’s prior written consent.

Article V.

INDEMNIFICATION AND SURVIVAL

Section 5.01

Survival of Representations and Warranties.  All representations and warranties made in this Agreement will survive the Closing and of this Agreement.

Section 5.02

Seller’s Indemnification.  Seller agrees to indemnify, defend, and hold Buyer Parties and their respective directors, officers, principals, shareholders, agents, successors, and assigns harmless from and against any and all claims, liabilities, obligations, costs, expenses, and reasonable attorney fees (collectively, “Damages”) arising out of or related to:

1)

Any breach or inaccuracy of any obligation, representation or warranty of Seller made in this Agreement;

2)

Any failure by Seller to perform any covenant required to be performed by it pursuant to this Agreement;

3)

Any liability or obligation of Seller arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Assets by Seller prior to the Closing and

4)

Any infringement claims relating to the Assets prior to the Closing.

Section 5.03

Buyer’s Indemnification.  Buyer agrees to defend, indemnify, and hold harmless Seller its directors, officers, principals, shareholders, agents, successors and assigns from and against all Damages arising out of or related to:

(a)

Any breach or inaccuracy of any representation or warranty of Buyer made in this Agreement;

(b)

Any failure by Buyer to perform any covenant required to be performed by it pursuant to this Agreement; and

(c)

Any liability or obligation relating to the Assets that arises following the Closing.

Article VI.

TERMINATION OF AGREEMENT

Section 6.01

Right of Parties to Terminate.

(a)

This Agreement may be terminated by Buyer if Seller breaches any of its obligations under this Agreement in any material respect, including not supplying the Products as requested by Buyer.

Article VII.

MISCELLANEOUS PROVISIONS

Section 7.01

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersede any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 7.02

Waiver.  Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition.  Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

Section 7.03

Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts of laws principles.

Section 7.04

Execution of Agreement; Counterparts; Electronic Signatures.

(a)

This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterparts.

Section 7.05

Effect of Headings, Schedules and Exhibits.  The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.  All schedules and exhibits to this Agreement are incorporated into and made part of this Agreement as if set forth in their entirety in this Agreement.

Section 7.06

Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.  If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

Section 7.07

Attorneys’ Fees.  If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party(ies).

Section 7.08

Amendment and Termination.  Except as provided in Section 4.04 of, this Agreement may be amended or terminated only upon a writing executed by both Buyer and Seller.

Section 7.09

Equitable Relief. Each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

Section 7.10

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their respective successors and assigns.  Whenever appropriate in this Agreement, references to Buyer or Sellers shall be deemed to refer to such company’s successors or assigns. Notwithstanding, no party may assign this Agreement without the written consent of the other parties.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO
LICENSE AND ACQUISITION AGREEMENT

IN WITNESS WHEREOF, the parties enter into this Agreement as of the Effective Date first above written.

“SELLER” Seven Chakras, LLC a Washington corporation By: ___________________ Tamrie Wray, Member By: ___________________ Tyler Krick, Member

“BUYER”

Pure Health Products, LLC,

a New York limited liability company

By:

___________________

Printed: Pasquale, Ferro

Title:  President

“CANB”
Canbiola, Inc.,

a Florida corporation

By:

___________________

Printed: Marco Alfonsi

Title:

CEO